Exhibit 5.2

September 17, 2026

Expand Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re: Registration Statement No. 333-283348; $500,000,000 Aggregate Principal Amount of 5.650% Senior Notes Due 2031

Ladies and Gentlemen:

We have acted as Oklahoma counsel to Expand Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the Company’s offering, pursuant to the Company’s Registration Statement on Form S-3, File No. 333-283348 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of $500,000,000 aggregate principal amount of its 5.650% Senior Notes due 2031 (the “Notes”), to be issued under an Indenture, dated December 2, 2024, between the Company and Regions Bank, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of September 17, 2026 (such Indenture, as so supplemented, the “Indenture”), and pursuant to the Prospectus Supplement, dated September 15, 2026, to the Prospectus of the Company dated November 20, 2024 (together, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issuance of the Notes.

In connection with the opinions expressed below, we have examined (i) the certificate of incorporation of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Indenture, (v) a global security dated the date hereof evidencing $500,000,000 aggregate principal amount of Notes, and (vi) certain resolutions of the Board of Directors of the Company, and the Pricing Committee of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Prospectus, the Indenture, and related matters.

In addition, we have examined and relied upon such other documents, certificates, records, and other instruments as we have deemed necessary or appropriate for purposes of the opinions expressed below. In all such examinations and in rendering our opinions, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as conformed, certified, photostatic or reproduced copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, public officials, and others.

Based upon the foregoing and the other matters set forth herein, we are of the opinion that the Company (a) is validly existing as a corporation under the laws of the State of Oklahoma, (b) is in good standing under such laws, and (c) has the corporate power and authority under such laws and has taken all necessary corporate action under such laws to issue the Notes and to execute and deliver, and incur and perform all of its obligations under, the Notes and the Indenture.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated September 17, 2026 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McAfee & Taft A Professional Corporation

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